As filed with the Securities and Exchange Commission on October 4, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MODTECH HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0825386
(State or other jurisdiction of Identification No.)	(I.R.S. Employer incorporation or organization)

2830 BARRETT AVENUE
PERRIS, CA 92571
(Address of Principal Executive Office) (Zip Code)

MODTECH HOLDINGS, INC. 2002 EQUIYY INCENTIVE PLAN
(formerly titled “Modtech Holdings, Inc. 2002 Non-Statutory Stock Option Plan”)
(Full title of the plan)

DENNIS SHOGREN
2830 BARRETT AVENUE
PERRIS, CA 92571
(Name and address of agent for service)

(909) 943-4014
(telephone number, including area code, of agent for service)

COPY TO:
JON R. HADDAN, ESQ.
HADDAN & ZEPFEL LLP
500 NEWPORT CENTER DRIVE, SUITE 580
NEWPORT BEACH, CA 92660
(949) 706-6000

CALCULATION OF REGISTRATION

Title of Securities	Amount to	Proposed Maximum	Proposed Maximum	Amount of
to Be Registered	Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee

Common Stock,	1,000,000	$1.72	$1,720,000	$52.80
$0.01 par value

(1)
Represents a 1,000,000 share increase in the number of shares authorized for issuance under the Modtech Holdings, Inc. 2002 Equity Incentive Plan. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock divided, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the high and low prices per share of Common Stock as reported on the NASDAQ Global Market on September 28, 2007.

INDRODUCTION

We are filing this Registration Statement on Form S-8 to register an additional 1,000,000 shares of our common stock that we may issue under our 2002 Equity Incentive Plan (the “Plan”). We have included in this Registration Statement only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a)PROSPECTUS

In accordance with General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (Registration No. 33-102933) previously filed by us with the Securities and Exchange Commission on February 2,2003 relating to the Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E, only those opinions and consents required by Item 8 and new information concerning our relationship with our former auditors are provided.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

We have agreed to indemnify and hold our former auditors, KPMG LLP (KPMG), harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to incorporation by reference of its audit report on our past financial statements incorporated by reference in this registration statement.

ITEM 8. EXHIBITS

5.1 Opinion of Haddan & Zepfel LLP

23.1 Consent of KPMG LLP, independent register public accounting firm

23.2 Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm

23.3 Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

24.1 Power of Attorney (contained on signature page hereto)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perris, State of California, on this 2nd day of October, 2007.

MODTECH HOLDINGS, INC. By: /s/ Dennis L. Shogren Dennis L. Shogren President, Chief Executive Office and Director(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Shogren and Kenneth S. Cragun and each of them severally, as such persons’ true and lawful attorneys-in-fact and agents for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any new Registration Statement filed under Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dennis L.Shogren Dennis L. Shogren	President, Chief Executive Officer and Director (Principal Executive Officer)	October 2, 2007

/s/ Kenneth S. Cragun Kenneth S. Cragun	Chief Financial Officer, Senior Vice President and Secretary (Principal Financial and Accounting Officer)	October 2, 2007

/s/ Robert W. Campbell Robert W. Campbell	Director	October 2, 2007

/s/ Stanley N.Gaines Stanley N. Gaines	Director	October 2, 2007

/s/ Daniel J. Donahoe Daniel J. Donahoe	Director	October 2, 2007

/s/ Charles C. McGettigan Charles C. McGettigan	Non-Executive Chairman of the Board, Director	October 2, 2007

/s/ Myron A. Wick III Myron A. Wick III	Director	October 2, 2007

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
5.1	Opinion of Haddan & Zepfel LLP

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm

23.3	Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

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